UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest Event Reported):	October 27, 2008

ISCO INTERNATIONAL, INC. (Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	001-22302 (Commission File Number)	36-3688459 (I.R.S. Employer Identification Number)

1001 Cambridge Drive, Elk Grove Village, ILLINOIS (Address of Principal Executive Offices)	60007 (Zip Code)

847-391-9400 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.05 Costs Associated with Exit or Disposal Activities

On October 27, 2008, ISCO International, Inc.’s (the “Company”) management took action to reduce the monthly cash expenditure associated with Clarity Communication Systems Inc. (“Clarity”), its software business unit, by reducing headcount under a plan of termination pursuant to which charges will be incurred under FASB Statement of Financial Accounting Standards No. 146 "Accounting For Costs Associated With Exit or Disposal Activities."  The headcount reductions are effective immediately and will result in a charge for one time termination benefits of approximately $75,000. As strategic options continue to be evaluated, a retention program has been provided for the remaining employees.  The costs associated with this retention program are estimated at $100,000. In addition, approximately 1.1 million shares of the Company’s stock will vest immediately.  These shares were granted in January 2008 as part of the acquisition of Clarity. The vesting is accelerated due to the headcount reductions.  The vesting of these shares will result in a non-cash charge of approximately $ 75,000.

Management’s decision was driven by the amount of capital required to achieve cash flow breakeven operations at Clarity, the inability to obtain new operating capital in the current financial market environment and the lack of sufficient capital available to operate both the Company’s hardware and software segments adequately.  The Company remains fully committed to the hardware business and believes that the full or partial exit from the software business will allow management to focus its efforts and resources on the success of the hardware business.

At this time, the Company is unable to estimate the amount or range of amounts of the charges it may incur in connection with a strategic transaction or shutdown of operations and liquidation of Clarity. The Company shall file an amended Current Report on Form 8-K/A under Item 2.05 within four business days after it makes a determination of such an estimate or range of estimates.

This report contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those projected or suggested. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in such sections. These statements are based on current estimates and actual results may differ materially due to risks, including those risks set forth in the Company’s filings with the SEC, including its most recent Form 10-Q, 10-K, 10-K/A and other filings that are available through EDGAR at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date these statements were made. The Company assumes no obligation to update the forward-looking statements contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISCO INTERNATIONAL, INC.
Date: October 27, 2008	By: /s/ Gary Berger Gary Berger Chief Financial Officer